UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2013

______________________RBC Life Sciences, Inc.______________________ (Exact name of registrant as specified in its charter)
_______NEVADA_______ (State or other jurisdiction of incorporation)	_______000-50417_________ (Commission File Number)	_______91-2015186________ (IRS Employer Identification No.)
2301 CROWN COURT, IRVING, TEXAS (Address of principal executive offices)		____________75038_____________ (Zip Code)
Registrant's telephone number, including area code __________972-893-4000______________
__________________________N/A____________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 5, 2013, the Audit Committee of the Board of Directors for RBC Life Sciences, Inc. (the "Company") determined that the Company's previously issued unaudited condensed consolidated financial statements for the three and six months ended June 30, 2012, and for the three and nine months ended September 30, 2012 contained an error in accounting with respect to the replacement of the roof of the Company's facility in Irving, Texas in 2012 and the related application of insurance proceeds received as a result of a hailstorm that occurred in the prior year. As a result, the Audit Committee, in consultation with management and Lane Gorman Trubitt, PLLC., the Company's independent registered public accounting firm, concluded that the Company's unaudited financial statements included in the Forms 10-Q for the periods ended June 30, 2012 and September 30, 2012 should no longer be relied upon and should be restated.
The Company's roof on its facility in Irving, Texas was severely damaged by a hailstorm in May, 2011. The Company carried replacement cost insurance coverage, subject to a $10,000 deductible with respect to such roof. In November 2011, the insurance carrier agreed that the roof was an insured loss, and replacement of the roof would be reimbursed, subject to the deductible. The Company engaged a contractor, and the roof was replaced with the work completed in April, 2012.
Because the existing roof was still serviceable on the date of the hailstorm, the Company believed that the replacement of the roof and reimbursement from the insurance company represented necessary maintenance, and did not represent the acquisition of a capital asset, nor did it materially change the expected useful life or the value of the building taken as a whole. Accordingly, the repair costs and offsetting insurance proceeds were reported as general and administrative expenses on the Company's condensed consolidated statements of comprehensive income for the three and six months ended June 30, 2012, and the three and nine months ended September 30, 2012.
Subsequently, in consultation with the Company's independent registered public accounting firm, the Company concluded that, pursuant to the provisions of ASC 605-40-25, the damage to the old roof represented an involuntary conversion of a non-monetary asset. Under ASC 605-40-25, to the extent that the cost of a non-monetary asset differs from the amount of monetary assets received, the transaction results in the realization of a gain or loss that shall be recognized.
The Company will restate the quarterly financial statements for the periods ended June 30, 2012 and September 30, 2012 as soon as practicable.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2013

RBC Life Sciences, Inc.

By: /s/ Richard S. Jablonski
Name: Richard S. Jablonski
Title: Vice President - Finance & Chief Financial Officer